UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2007

The Management Network Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-27617 (Commission File Number)	48-1129619 (I.R.S. Employer Identification No.)

7300 College Boulevard, Suite 302

Overland Park, Kansas 66210

(Address of principal executive office)(Zip Code)

(913) 345-9315

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 5, 2007, The Management Network Group, Inc. (“TMNG”) entered into a Stock Purchase Agreement (the “Agreement”) with Marilyn Breitenstein (“Seller”) and TWG Consulting, Inc. (“TWG”) to acquire from Seller all of the outstanding shares of stock of TWG, a privately-held management consulting firm. Prior to the Agreement, TMNG did not have any material relationship with Seller or TWG.

Under the Agreement, TMNG agreed to acquire the entire ownership interest in TWG for a total cash purchase price of $1.69 million, including approximately $1.3 million paid for TWG’s working capital. In the event TWG achieves certain performance targets, total consideration under the Agreement could increase to $4.44 million, including $1.25 million of possible contingent cash consideration and $1.5 million of possible contingent equity consideration in shares of TMNG common stock.

Item 3.02	Unregistered Sales of Equity Securities.

Under the terms of the Agreement described in Item 1.01 of this Current Report on Form 8-K, as part of the consideration for the outstanding stock of TWG, TMNG agreed to issue to Seller up to 688,898 shares of TMNG common stock as contingent equity consideration based upon TWG’s performance during the three years following the closing of the acquisition of TWG.

The issuance of shares of TMNG common stock, if any, pursuant to the Agreement will not be registered under the Securities Act of 1933, as amended, in reliance upon Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving a public offering. Any securities issued to Seller will be transferred in a private transaction in which Seller has agreed to customary restrictions on resale.

Item 7.01	Regulation FD Disclosure.

On October 9, 2007, TMNG issued a press release announcing the acquisition of the outstanding stock of TWG. A copy of the press release is furnished with this Current Report as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth in such filing.

Item 8.01	Other Events.

On October 5, 2007, TMNG completed the acquisition of TWG pursuant to the terms of the Agreement, as set forth above in Item 1.01.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.
Exhibit No.	Description
99.1	Press Release dated October 9, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MANAGEMENT NETWORK GROUP, INC.

By:	/s/ Donald E. Klumb
Donald E. Klumb
Vice President and Chief Financial Officer

Date: October 10, 2007

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated October 9, 2007

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